Exhibit 4.9

DATED THE 19TH DAY OF DECEMBER 2006

(1) CATHAY ITFINANCIAL SERVICES LIMITED

and

(2) LONGTOP FINANCIAL TECHNOLOGIES LIMITED

and

(3) BLOOMWELL INTERNATIONAL LIMITED

and

(4) CONCENTRA HOLDINGS LIMITED

and

(5) JIA XIAO GONG and LIAN WEI ZHOU

and

(6) CATHAY CAPITAL HOLDINGS, L.P.

2ND SUPPLEMENT to the SUBSCRIPTION and SHAREHOLDERS AGREEMENT relating to LONGTOP FINANCIAL TECHNOLOGIES LIMITED

STEVENSON, WONG & CO. Solicitors & Notaries Room 2002-9, 20th Floor Edinburgh Tower, The Landmark 15 Queen’s Road Central Hong Kong

THIS AGREEMENT is made on the 19th day of December 2006

BETWEEN:

(1)	CATHAY ITFINANCIAL SERVICES LIMITED, a company incorporated under the laws of the British Virgin Island (IBC No. 617927) whose registered office is situate at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the “Subscriber”);

(2)	LONGTOP FINANCIAL TECHNOLOGIES LIMITED (previously known as LATEST NEW TECHNOLOGY LIMITED), a company incorporated under the laws of the British Virgin Islands (IBC No. 412947) whose registered office is situate at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the “Company”);

(3)	BLOOMWELL INTERNATIONAL LIMITED, a company incorporated under the laws of the British Virgin Islands (IBC No. 573554) whose registered office is situate at OMC Chambers, P.O. Box 3152, Road Town, Tortola, British Virgin Islands (“Bloomwell”);

(4)	CONCENTRA HOLDINGS LIMITED, a company incorporated under the laws of the British Virgin Islands (IBC No. 590461) whose registered office is situate at OMC Chambers, P.O. Box 3152, Road Town, Tortola, British Virgin Islands (“Concentra”);

(5)	JIA XIAO GONG, holder of PRC identity card no.35010249096039, of 503 No. 514 Changqing Road, Xiamen, Fujian, PRC and LIAN WEI ZHOU, holder of PRC identity card no.350204196411225014, of 105 No. 524 Changqing Road, Xiamen, Fujian, PRC (the “Guarantors”, and each a “Guarantor”); and

(6)	CATHAY CAPITAL HOLDINGS, L.P., a Cayman Islands limited partnership whose registered office is care of Walkers SPV Limited, Walker House, P.O. Box 908GT, George Town, Grand Cayman, Cayman Islands, British West Indies (“Cathay”).

WHEREAS:

(A)	The Parties entered into a first supplement to the subscription and shareholders agreement relating to Longtop Financial Technologies Limited on 13 June 2006 (the “Subscription Agreement”).

(B)	On December 19, 2006, the Company had entered into an amended and restated investors’ rights agreement and an amended and restated first refusal and co-sale agreement with, inter alios, Tiger Global Private Investment Partners III, L.P., Tiger Global Private Investment Partners IV, L.P. and the Subscriber.

(C)	In light of the amended and restated investors’ rights agreement and the amended and restated first refusal and co-sale agreement, the Parties are desirous of entering into this Agreement to vary certain sections of the Subscription Agreement as set out in this Agreement.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I – DEFINITIONS

Capitalized terms used herein shall bear the same meanings as defined in the Subscription Agreement unless otherwise stated.

ARTICLE II – VARIATIONS

Section 2.1 The definition of FRCS shall be deleted in Section 1.1 (Definitions) of the Subscription Agreement and replaced with the following definition:

“FRCS” shall mean the amended and restated first refusal and co-sale agreement, dated December 19, 2006, by and among, inter alios, the Company, Tiger Global Private Investment Partners III, L.P., Tiger Global Private Investment Partners IV, L.P. and the Subscriber, as may be amended from time to time.”

Section 2.2 The definition of IRA shall be deleted in Section 1.1 (Definitions) of the Subscription Agreement and replaced with the following definition:

“IRA” shall mean the amended and restated investors’ rights agreement, dated December 19, 2006, by and among, inter alios, the Company, Tiger Private Investment Partners III, L.P., Tiger Global Private Investment Partners IV, L.P. and the Subscriber, as may be amended from time to time.”

Section 2.3 The second sentence of Section 9.1(a) (Number and Appointment of Directors) shall be deleted and replaced by the following sentence: “The board of directors of the Company shall consist of seven (7) members of whom one shall be nominated by the Subscriber to act as non-executive director, one shall be elected in accordance with Section 2.5(b) of the IRA and the balance shall be elected by the shareholders of the Company; and the board of directors of Longtop System shall consist of four (4) members of whom three (3) shall be nominated by the Guarantors and one by the Subscriber to act as non-executive director.”

Section 2.4 Save and except those stated in this Agreement, the Subscription Agreement shall continue to be in full force and effect.

ARTICLE III – MISCELLANEOUS

This Agreement shall be integrated with and governed by the terms contained in the Subscription Agreement as if a part thereof.

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EXECUTION PAGE

IN WITNESS whereof, the parties hereto have duly executed this Agreement the day and year first above written.

SIGNED by	)
)
its director	)	/s/ Hermann Leung
for an on behalf of CATHAY	)
ITFINANCIAL SERVICES	)
LIMITED	)
In the presence of:	)

SIGNED by	)
)
its director	)
for an on behalf of LONGTOP	)
FINANCIAL TECHNOLOGIES	)	/s/ Xiaogong Jia
LIMITED	)
In the presence of:	)

/s/ Ni Chen

SIGNED by	)
)
its director	)
for an on behalf of BLOOMWELL	)	/s/ Xiaogong Jia
INTERNATIONAL LIMITED	)
In the presence of:	)

/s/ Ni Chen

SIGNED by	)
)
its director	)	/s/ Weizhou Lian
for an on behalf of CONCENTRA	)
HOLDINGS LIMITED	)
In the presence of:	)

/s/ Ni Chen

SIGNED by	)
)
its director	)
for an on behalf of JIA XIAO GONG	)	/s/ Xiaogong Jia
In the presence of:	)

/s/ Ni Chen

SIGNED by	)
)
its director	)
for an on behalf of LIAN WEI ZHOU	)	/s/ Weizhou Lian
In the presence of:	)

/s/ Ni Chen

SIGNED by	)
)
its director	)	/s/ Hermann Leung
for an on behalf of CATHAY	)
CAPITAL HOLDINGS, L.P.	)
In the presence of:	)

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